AMERANT BANCORP INC. CHANGE IN CONTROL SEVERANCE AGREEMENT This CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is entered into as of [__________], 20[__] ("Effective Date") by and among [_________] ("Employee"), Amerant Bank, N.A., a national banking association (the "Bank") and Amerant Bancorp, Inc., a Florida corporation (the "Company"). WHEREAS, in order to assure the continuity, objectivity and dedication of Employee and to maximize value in the event of a Change in Control, the Bank and the Company desire to provide Employee the opportunity to receive certain severance protections pursuant to the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Definitions and Term. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A. This Agreement will remain in effect for 24 months following the Effective Date ("Initial Term") and automatically renew for an additional 12 months ("Extended Term") unless the Company notifies the Employee at least 90 days before such renewal that this Agreement will be terminated (Initial Term and any Extended Term are collectively referred to as the "Term"). 2. Severance Eligibility. In the event of a termination of Employee's employment during the Covered Period either by the Company or the Bank without Cause or by the Employee for Good Reason (a "Qualifying Termination"), then, in addition to the Accrued Amounts, subject to Section 3 of this Agreement, the Company will provide the Employee with the following: (a) Severance in an amount equal to the product of 2 times the sum of (i) the Employee's base salary in effect on the date of the Qualifying Termination, plus (ii) the Employee's average annual bonuses earned for the three (3) full years preceding the year in which the Qualifying Termination occurs, or, if less than three (3) years, the greater of (x) the average of the annual bonuses awarded for all full years preceding the year in which the Qualifying Termination occurs or (y) if less than one (1) year, the Employee's target annual bonus in effect for the year in which the Qualifying Termination occurs ("Severance"). Subject to Section 19, Severance will be paid in a single lump-sum on the first payroll date following the last day of the Release Execution Period (defined below); (b) If the Employee timely and properly elects COBRA continuation coverage, the Bank shall reimburse the Employee for the portion of the Employee's monthly COBRA payment that is equal to the amount that the Bank paid as a monthly premium for the Employee and any of the Employee's dependents' participation in such plan immediately prior to the Qualifying Termination (the "COBRA Continuation Benefit"). The Bank shall make any

2 such reimbursement within thirty (30) days following receipt of evidence from the Employee of the Employee's payment of the COBRA Continuation Benefit. The Employee shall be eligible to receive such COBRA Continuation Benefit for the COBRA Continuation Period. To the extent the benefits provided for in this Section 2(b) are not permissible after termination of employment under the terms of the health plans of the Bank then in effect (and cannot be provided through the Bank's direct payment of the COBRA Continuation Benefit), the Bank shall provide the Employee with an equivalent monthly cash payment, minus deduction of all amounts required to be deducted or withheld under applicable law, for the COBRA Continuation Period. Notwithstanding anything to the contrary in this Agreement: (x) in the event that a Change in Control occurs and the Employee has an employment agreement with the Company or Bank in effect on such date, that provides the Employee a severance benefit in connection with such Change in Control, the terms of the Employee's employment agreement shall control and the Employee shall not be entitled to any payments or benefits under this Agreement; and (y) any equity awards granted to the Employee shall vest in accordance with the terms and conditions of the Equity Plan and the Employee's award agreements. 3. Conditions. Employee's entitlement to any payments and benefits under Section 2 will be subject to: (a) the Employee experiencing a Qualifying Termination; and (b) the Employee executing a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company or the Bank (the "Release") and such Release becoming effective and irrevocable within either twenty- eight (28) or fifty-two (52) days, as applicable and as specified by the Bank or the Company, following the Employee's Qualifying Termination (such 28-day or 52-day period, the "Release Execution Period"); (c) the Employee's compliance with any restrictive covenant agreement; and (d) with respect to COBRA Continuation Benefit only, the Employee timely and properly electing continuation coverage under COBRA. 4. Section 280G. (a) Employee shall bear all expense of, and be solely responsible for, any excise tax imposed by Code Section 4999 (or any successor thereto) (such excise tax being the “Excise Tax”); provided, however, that any payment or benefit received or to be received by the Employee (whether payable under the terms of this Agreement or any other plan, arrangement or agreement with the Company, the Bank or an affiliate of the Company or the Bank (collectively, the “Covered Payments”)) that would constitute a “parachute payment” within the meaning of Code Section 280G ("Parachute Payments"), shall be either (i) reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax ("Reduced Amount") or (ii) payable

3 in full if the Employee's receipt on “net after-tax benefit” (defined below) would result in a higher amount being received by the Employee than the Reduced Amount. (b) “Net after-tax benefit” shall mean (i) the payments which the Employee receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Code Section 280G, less (ii) the amount of all federal, state and local income and employment taxes payable by the Employee with respect to the foregoing calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to the Employee (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in Section 4(a). (c) All determinations under this Section 4 will be made by an actuarial firm, accounting firm, law firm, or consulting firm experienced and generally recognized in Code Section 280G matters (the “280G Firm”) that is chosen by the Company prior to a change in ownership or control of a corporation (within the meaning of treasury regulations under Code Section 280G). The 280G Firm shall be required to evaluate the extent to which payments are exempt from Code Section 280G as reasonable compensation for services rendered before or after the Change in Control. All fees and expenses of the 280G Firm shall be paid solely by the Company or its successor. The Company will direct the 280G Firm to submit any determination it makes under this Section 4 and detailed supporting calculations to both the Employee and the Company as soon as reasonably practicable. (d) If the 280G Firm determines that one or more reductions are required under this Section 4, such Payments shall be reduced in the order that would provide the Employee with the largest amount of after-tax proceeds (with such order, to the extent permitted by Code Section 280G and Code Section 409A, designated by the Employee, or otherwise determined by the 280G Firm) to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Bank or the Company shall pay such reduced amount to the Employee. The Employee shall at any time have the unilateral right to elect to forfeit any equity award in whole or in part. (e) As a result of the uncertainty in the application of Code Section 280G at the time that the 280G Firm makes its determinations under this Section 4, it is possible that amounts will have been paid or distributed to the Employee that should not have been paid or distributed (collectively, the “Overpayments”), or that additional amounts should be paid or distributed to the Employee (collectively, the Underpayments”). If the 280G Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company, Bank or the Employee, which assertion the 280G Firm believes has a high probability of success or is otherwise based on controlling precedent or substantial authority, that an Overpayment has been made, the Employee must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Employee to the Company unless, and then only to the extent that, the deemed loan and payment would either (i) reduce the amount on which the Employee is

4 subject to tax under Code Section 4999 or (ii) generate a refund of tax imposed under Code Section 4999. If the 280G Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the 280G Firm will notify the Employee and the Company of that determination, and the Company will promptly pay the amount of that Underpayment to the Employee without interest. (f) The parties will provide the 280G Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm, in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 4. For purposes of making the calculations required by this Section 4, the 280G Firm may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. 5. Claims Procedures. (a) Initial Claim. If the Employee believes the Employee is entitled to a payment under this Agreement that has not been received, the Employee may submit a written claim for benefits to the following contact (the "Administrator") within 60 days after the Employee's Qualifying Termination: Amerant Bancorp Inc. – Attn. Chair of the Compensation Committee c/o EVP, Chief Human Resources Officer Human Resources or any of its successors. 220 Alhambra Circle, Coral Gables, FL 33134 If the Employee's claim is denied, in whole or in part, the Employee will be furnished with written notice of the denial within 90 days after the Administrator's receipt of the Employee's written claim, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days will apply. If such an extension of time is required, written notice of the extension will be furnished to the Employee before the termination of the initial 90-day period and will describe the special circumstances requiring the extension, and the date on which a decision is expected to be rendered. Written notice of the denial of the Employee's claim will contain the following information: (i) the specific reason or reasons for the denial of the Employee's claim; (ii) references to the specific Agreement provisions on which the denial of the Employee's claim was based; (iii) a description of any additional information or material required by the Administrator to reconsider the Employee's claim (to the extent applicable) and an explanation of why such material or information is necessary; and (iv) a description of this Agreement's review procedures and time limits applicable to such procedures, including a statement of the Employee's

5 right to bring a civil action under Section 502(a) of ERISA following a claim denial on review. (b) Appeal of Denied Claims. If the Employee's claim is denied and the Employee wishes to submit a request for a review of the denied claim, the Employee or the Employee's authorized representative must follow the procedures described below: (i) Upon receipt of the denied claim, the Employee (or the Employee's authorized representative) may file a request for review of the claim in writing with the Administrator. This request for review must be filed no later than 60 days after the Employee has received written notification of the denial. (ii) The Employee has the right to submit in writing to the Administrator any comments, documents, records or other information relating to the Employee's claim for benefits. (iii) The Employee has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records and other information that is relevant to the Employee's claim for benefits. (iv) The review of the denied claim will take into account all comments, documents, records and other information that the Employee submitted relating to the Employee's claim, without regard to whether such information was submitted or considered in the initial denial of the Employee's claim. (c) Administrator's Response to Appeal. The Administrator will provide the Employee with written notice of its decision within 60 days after the Administrator's receipt of the Employee's written claim for review. There may be special circumstances which require an extension of this 60-day period. In any such case, the Administrator will notify the Employee in writing within the 60-day period and the final decision will be made no later than 120 days after the Administrator's receipt of the Employee's written claim for review. The Administrator's decision on the Employee's claim for review will be communicated to the Employee in writing and will clearly state: (i) the specific reason or reasons for the denial of the Employee's claim; (ii) reference to the specific Agreement provisions on which the denial of the Employee's claim is based; (iii) a statement that the Employee is entitled to receive, upon request and free of charge, reasonable access to, and copies of, this Agreement and all documents, records and other information relevant to the Employee's claim for benefits; and

6 (iv) a statement describing the Employee's right to bring an action under Section 502(a) of ERISA. (d) Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under this Agreement. As to such claims and disputes: (i) no claimant shall be permitted to commence any legal action to recover benefits or to enforce or clarify rights under this Agreement under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until these claims procedures have been exhausted in their entirety; and (ii) in any such legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law. (e) Attorney's Fees. Subject to Section 21, the Company and the Employee shall bear their own attorneys' fees incurred in connection with any disputes between them. 6. Amendment and Termination. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by an individual authorized by the Bank Board and the Company Board (or successors thereto). This Agreement can only be terminated during the Term by written agreement by the parties; provided that, the Company may unilaterally determine to not extend the Term pursuant to the notice provisions under Section 1 of this Agreement. 7. At-Will Employment. The Agreement does not alter the status of the Employee as an at-will employee of the Company. Nothing contained herein shall be deemed to give the Employee the right to remain employed by the Company or to interfere with the rights of the Company to terminate the employment of the Employee at any time, with or without Cause. 8. Effect on Other Agreements and Benefits. (a) Any severance benefits payable to the Employee under this Agreement will be: (i) reduced by any severance benefits to which the Employee would otherwise be entitled under any general severance policy or severance plan maintained by the Company or any agreement between the Employee and the Company that provides for severance benefits (unless the policy, plan or agreement expressly provides for severance benefits to be in addition to those provided under this Agreement); and (ii) reduced by any severance benefits to which the Employee is entitled by operation of a statute or government regulations.

7 (b) Any severance benefits payable to the Employee under this Agreement will not be counted as compensation for purposes of determining benefits under any other benefit policies or plans of the Company, except to the extent expressly provided therein. 9. Mitigation and Offset. If the Employee obtains other employment, such other employment will not affect the Employee's rights or the Company's obligations under this Agreement. The Company may reduce the amount of any severance benefits otherwise payable to or on behalf of the Employee by the amount of any obligation of the Employee to the Company, and the Employee shall be deemed to have consented to such reduction. 10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision shall be deemed modified, amended and narrowed to the extent necessary to render such provision legal, valid and enforceable, and the other remaining provisions of this Agreement shall not be affected but shall remain in full force and effect. 11. Headings and Subheadings. Headings and subheadings contained in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or subheading of any section or paragraph. 12. Unfunded Obligations. The amounts to be paid to the Employee under this Agreement are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. The Employee shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor. 13. Successors. The Agreement will be binding upon any successor to the Company, its assets, its businesses or its interest (whether as a result of the occurrence of a Change in Control or otherwise), in the same manner and to the same extent that the Company would be obligated under this Agreement if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, the Company shall require any successor to the Company to expressly and unconditionally assume this Agreement in writing and honor the obligations of the Company hereunder, in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. All payments and benefits that become due to the Employee under this Agreement will inure to the benefit of the Employee's heirs, assigns, designees or legal representatives. 14. Transfer and Assignment. Neither the Employee nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable under this Agreement prior to the date that such amounts are

8 paid, except that, in the case of the Employee's death, such amounts shall be paid to the Employee's beneficiaries. 15. Waiver. Any party's failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Agreement. 16. Governing Law. To the extent not pre-empted by federal law, this Agreement shall be construed in accordance with and governed by the laws of Florida without regard to conflicts of law principles. Any action or proceeding to enforce the provisions of this Agreement will be brought only in a state or federal court of competent jurisdiction in the Federal Southern District of Florida, and each party consents to the venue and jurisdiction of such court. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. 17. Clawback. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Employee. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation. 18. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 19. Section 409A. (a) The Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. For purposes of Section 409A of the Code, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A of the Code.

9 (b) Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Employee in connection with the Employee's Qualifying Termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Employee is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i) of the Code, then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Qualifying Termination or, if earlier, on the Employee's death (the "Specified Employee Payment Date"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which the Employee's separation from service occurs shall be paid to the Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. (c) To the extent required by Section 409A of the Code, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (ii) any right to reimbursements or in- kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. 20. Arbitration. Subject to Section 5(d), any dispute, controversy or claim arising out of or related to this Agreement shall be submitted to and decided by binding arbitration conducted before one arbitrator sitting in the State of Florida, in accordance with the rules for resolution of employment disputes of JAMS. The determination of the arbitrator shall be made within thirty days following the close of the hearing on any dispute or controversy and shall be final and binding on the parties, unless otherwise agreed by the parties. The Company maintains its rights to pursue and enforce its rights and remedies at law or in equity, including temporary and permanent injunctive relief and restraining orders. To the extent permitted by applicable law and the applicable arbitration rules, the non-prevailing party shall reimburse the prevailing party for all reasonable fees of professionals and experts and other costs and fees incurred by the prevailing party in connection with any dispute resolution (whether it be litigation or arbitration) relating to the interpretation or enforcement of any provision of this Agreement. 21. Acknowledgement of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT [Signatures on following page]

10 IN WITNESS WHEREOF, Employee and the undersigned duly authorized officers of the Bank and the Company have executed this Agreement as of the date first above written. _________________________________ [Employee name] AMERANT BANK, N.A. By:______________________________ NAME: TITLE: AMERANT BANCORP, INC. By:_____________________________ NAME: TITLE:

11 EXHIBIT A DEFINITIONS "Accrued Amounts" includes: (i) any accrued but unpaid base salary and any accrued but unused vacation, in each case as of the date of the Qualifying Termination; (ii) reimbursement for unreimbursed business expenses properly incurred by the Employee prior to the date of the Qualifying Termination; (iii) employee benefits, if any, as to which the Employee may be eligible under the Bank's and the Company's employee benefit plans as of the Qualifying Termination Date; provided that, in no event will the Employee be eligible for any payments in the nature of severance or termination payments except as specifically provided under this Agreement; (iv) any rights, if any, to indemnification provided under Florida or Texas law, as applicable, the terms and conditions of the Bank's and the Company's articles of association or incorporation and/or by-laws, and if applicable the Bank's and the Company's standard indemnification agreement for directors and officers as executed by the Bank or the Company and the Employee, and Directors' and Officers' insurance policies (that the Company may hold as of the Effective Date or in the future). "Bank Board" means the Board of Directors of the Bank. "Cause" means and of the following: (i) the Employee's willful failure to perform Employee's material duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Employee's willful failure to comply with any valid and legal directive of the Company Board or of the Bank Board or the office to whom the Employee reports; (iii) the Employee's engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) Employee's embezzlement, misappropriation or fraud, whether or not related to the Employee's employment with the Company, the Bank or any Subsidiary; (v) the Employee's commission of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) the Employee is or becomes a person described in Federal Deposit Insurance Act ("FDI Act"), Section 19(a)(1)(A) who has not received the Federal Deposit Insurance Corporation's ("FDIC") prior consent to participate in the Company's or any Subsidiary's affairs under the "FDIC Statement of Policy for Section 19 of the FDI Act" or any successor thereto; (vii) the Employee's willful violation of a material policy or code of conduct of the Company or any Subsidiary, including, but not limited to, any insider trading policy or code of ethics; or (viii) the Employee's material breach of any material obligation under any employment agreement or any other written agreement between the Employee and the Company or any Subsidiary, including, but not limited to, any restrictive covenant agreement. Termination of the Employee's employment shall not be deemed to be for Cause unless and until the Bank delivers to Employee a copy of a resolution duly adopted by the Bank Board

12 and Company Board, finding that the Employee has engaged in the conduct described in any of clauses (i) through (viii) above, after having afforded the Employee a reasonable opportunity (i.e., within thirty (30) days of notice to Employee) to appear (with counsel) before the Bank Board and the Company Board in all cases other than a termination pursuant to clauses (iv), (v) and (vi). Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Employee shall have thirty (30) days from the delivery of the resolution within which to cure any acts constituting Cause; provided, however, that if the Bank reasonably expects irreparable injury from a delay of thirty (30) days, the Bank may give the Employee notice of such shorter period within which to cure as is reasonable under the circumstances, which may include suspension, or the termination of the Employee's employment without notice and with immediate effect. The Bank may place the Employee on paid leave for up to sixty (60) days while it is determining whether there is a basis to terminate the Employee’s employment for Cause, and any such action by the Bank will not constitute Good Reason. "Change in Control" shall mean the occurrence of any of the following events: (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding shares of the Company's common stock of any class (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding Voting Securities (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company which reduces the number of Outstanding Company Voting Securities and thereby results in any person acquiring beneficial ownership of more than 35% of the Outstanding Company Voting Securities; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (4) an acquisition by an underwriter temporarily holding securities pursuant to a bona fide public offering of such securities, (5) an acquisition pursuant to a Business Combination (as defined in paragraph (c) below), or (6) a transaction (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors (defined below) approve a resolution providing expressly that the acquisition pursuant to this clause (6) does not constitute a Change in Control of the Company under this paragraph (a); or (7) any acquisition pursuant to a transaction that complies with paragraph (c) below; (b) individuals who as of the Effective Date, constitute the Company Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by

13 approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company Board; (c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of voting common stock (or, for a non- corporate entity, equivalent securities) and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the Company Board providing for such Business Combination; or (d) approval by the Stockholders of a complete liquidation or dissolution of the Company. A Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets under Code Section 409A. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

14 "COBRA Continuation Period" means the earliest of: (a) the 12-month anniversary of the date of the Qualifying Termination; (b) the date that the Employee is no longer eligible to receive COBRA continuation coverage; and (c) the date on which the Employee either receives or becomes eligible to receive substantially similar coverage from another employer. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder. "Company" means Amerant Bancorp Inc., a Florida corporation, and any successor thereto. "Company Board" means the Board of Directors of the Company. "Covered Period" means the period of time beginning on the first occurrence of a Change in Control and lasting through the 24-month anniversary of the occurrence of the Change in Control. "Equity Plan" means the Amerant Bancorp Inc. 2018 Equity and Incentive Compensation Plan (as amended or amended and restated from time to time). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" means the Securities and Exchange Act of 1934, as amended. "Good Reason" shall mean the occurrence of any of the following, in each case during the Covered Period, and without the Employee's written consent: (i) a material reduction in the Employee's base salary; (ii) a relocation of the Employee's principal place of employment by more than fifty (50) miles; (iii) any material breach by the Company of any material provision of any agreement between the Employee and the Company as currently in effect; or (iv) a material diminution in the Employee's title, duties or responsibilities (other than temporarily while Employee is physically or mentally incapacitated). Employee cannot terminate Employee's employment for Good Reason unless the Employee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within sixty (60) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Employee does not terminate the Employee's employment for Good Reason within one hundred eighty (180) days after the first occurrence of the applicable grounds, then the Employee will be deemed to have waived the Employee's right to terminate for Good Reason with respect to such grounds. "Stockholder" shall have the same meaning as ascribed under the Company's Equity Plan.

15 "Subsidiary" shall have the same meaning as ascribed under the Company's Equity Plan.